Exhibit 99.1

Contact:

Martin O’Grady	Vicky Legg
Vice President, Chief Financial Officer	Director, Corporate Communications
Tel: +44 20 3117 1333	Tel: +44 20 3117 1380
E: martin.ogrady@orient-express.com	E: vicky.legg@orient-express.com

ORIENT-EXPRESS HOTELS LTD. AND THE INDIAN HOTELS COMPANY LTD. AND MONTEZEMOLO & PARTNERS

Hamilton, Bermuda, October 18, 2012 – Orient-Express Hotels Ltd. (NYSE:OEH, www.orient-express.com) today confirmed that it has received an unsolicited letter from The Indian Hotels Company Limited (IHCL) and certain other members of the Tata group of companies dated October 18, 2012, and included in IHCL’s SEC Schedule 13D/A filing of the same date, with an unsolicited proposal by those parties and a fund controlled by Montezemolo & Partners to acquire all outstanding shares of Orient-Express Hotels Ltd.

The Board of Directors of Orient-Express Hotels Ltd. expects to evaluate the proposal carefully and respond in due course in accordance with the best interests of the Orient-Express Hotels Ltd. and its shareholders.

Ends/…….